Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com

Press Release
Kemper Reports Strong Fourth Quarter and Full Year 2018 Operating Results
CHICAGO, February 11, 2019 — Kemper Corporation (NYSE: KMPR) reported net income of $6.5 million, or $0.10 per diluted share, for the fourth quarter of 2018, compared to $36.9 million, or $0.71 per diluted share, for the fourth quarter of 2017. In the fourth quarter of 2018, net income included a $60.4 million after-tax loss, or $0.93 per diluted share, attributable to the change in fair value of equity and convertible securities. As adjusted for the acquisition of Infinity Property and Casualty Corporation1, net income was $27.0 million, or $0.41 per diluted share, for the fourth quarter of 2018, compared to $51.6 million, or $0.79 per diluted share, for the fourth quarter of 2017.
Adjusted consolidated net operating income2 was $59.9 million, or $0.91 per diluted share, for the fourth quarter of 2018, compared to $31.0 million, or $0.60 per diluted share, for the fourth quarter of 2017. These results increased primarily from the continued profitable growth in Specialty Property & Casualty Insurance segment and continued improvement in Preferred Property & Casualty Insurance segment, partially offset by the amortization of the Infinity purchase accounting adjustments.
Highlights of the quarter include:

◦	Consolidated earned premiums increased by 76 percent, or $457.7 million in the quarter, as reported, 12 percent, or $111.9 million, as adjusted [1]

◦	Specialty Property & Casualty Insurance segment’s earned premiums increased by 165 percent, or $447.1 million in the quarter, as reported, or 16 percent, or $101.3 million, as adjusted [1]

◦	Investment portfolio generated a pre-tax equivalent annualized book yield of 4.6 percent in the quarter
“Kemper had a great 2018 with strong earnings and solid operating performance in our core businesses, and the achievement of several notable milestones,” said Joseph P. Lacher, Jr., President and CEO. “Investments in our franchise resulted in record-setting sales and premium growth in our specialty personal auto business, with consistently strong results in our health and life businesses and improving results in our preferred auto and homeowners lines. The close of our acquisition of Infinity and our refreshed brand represent meaningful steps forward in the progress on our strategic plan to focus on long-term, profitable growth.”

1 As Adjusted is a non-GAAP measure, which is computed by excluding the impact of purchase accounting and including the historical results of Legacy Kemper and Legacy Infinity in periods prior to the acquisition date of July 2, 2018. See “Use of Non-GAAP Financial Measures” for additional information.
2 Adjusted consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Net Income	$6.5	$36.9	$190.1	$120.9
Income from Continuing Operations	$5.0	$35.9	$188.4	$119.9
Adjusted Consolidated Net Operating Income[2]	$59.9	$31.0	$258.4	$92.5

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(19.5)	$(33.0)	$(75.8)	$(120.2)

Diluted Net Income Per Share From:
Net Income	$0.10	$0.71	$3.22	$2.33
Income from Continuing Operations	$0.08	$0.69	$3.19	$2.31
Adjusted Consolidated Net Operating Income[2]	$0.91	$0.60	$4.37	$1.78

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.30)	$(0.64)	$(1.30)	$(2.32)
Capital
Total Shareholders’ Equity at the end of the quarter was $3,050.1 million, an increase of $934.5 million, or 44 percent, since year-end 2017 driven by the acquisition of Infinity and net income. During the fourth quarter of 2018, Kemper repaid $215 million of the $250 million term loan facility that was used to facilitate the funding of the acquisition of Infinity. Kemper ended the quarter with cash and investments at the holding company of $100.6 million, and the $300 million revolving credit agreement was undrawn.
During the fourth quarter of 2018, Kemper paid dividends of $15.6 million.
Kemper ended the quarter with a book value per share of $47.10, an increase of 15 percent from $41.11 at the end of 2017. Book value per share excluding net unrealized gains on fixed maturities was $45.40, up 28 percent from $35.57 at the end of 2017, driven by the Infinity acquisition and net income, partially offset by dividends paid to shareholders.
Revenues
Total revenues for the fourth quarter of 2018 increased $397.4 million, or 57 percent, to $1,094.7 million, compared to the fourth quarter of 2017, driven by $447.1 million of higher Specialty earned premiums. On an as adjusted basis, revenues for the fourth quarter of 2018 increased $41.2 million, or 4 percent, to $1,094.7 million, compared to the fourth quarter of 2017, driven by $101.3 million of higher Specialty earned premiums primarily from higher policies in-force, partially offset by $76.4 million of lower revenues from the decrease in the fair values of equity and convertible securities. Net investment income increased $8.7 million to $91.3 million in the fourth quarter of 2018, primarily from an $8.9 million increase in interest on fixed income securities and a $4.3 million increase in dividends on equity securities, partially offset by a $6.6 million reduction in net investment income on the alternative investments portfolio. Net realized investment gains were $16.4 million in the fourth quarter of 2018, compared to $11.5 million last year. Other income increased $0.9 million to $2.0 million in the fourth quarter of 2018.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Segment Net Operating Income (Loss):
Preferred Property & Casualty Insurance	$6.0	$(11.7)	$25.7	$(45.4)
Specialty Property & Casualty Insurance	48.5	14.3	115.8	56.3
Life & Health Insurance	13.6	25.7	91.5	91.9
Total Segment Net Operating Income	68.1	28.3	233.0	102.8
Corporate and Other Net Operating Income (Loss)	(8.2)	2.7	25.4	(10.3)
Adjusted Consolidated Net Operating Income	59.9	31.0	258.4	92.5
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	(60.4)	—	(50.8)	—
Net Realized Gains on Sales of Investments	13.0	7.4	20.9	36.7
Net Impairment Losses Recognized in Earnings	(1.8)	(2.5)	(3.6)	(9.3)
Acquisition Related Transaction, Integration and Other Costs	(5.7)	—	(36.5)	—
Income from Continuing Operations	$5.0	$35.9	$188.4	$119.9
The Preferred Property & Casualty Insurance segment reported net operating income of $6.0 million for the fourth quarter of 2018, compared to a loss of $11.7 million in 2017. Results increased primarily from Personal Automobile Insurance premium growth and underlying loss ratio improvements, and lower net catastrophe losses in Homeowners Insurance, largely due to recoveries from the aggregate catastrophe reinsurance program. The Preferred Property & Casualty Insurance segment’s combined ratio improved 13.9 percentage points to 103.9 percent, while the underlying combined ratio increased 4.7 percentage points to 94.6 percent in the fourth quarter of 2018. The increase in the underlying combined ratio was driven mainly by an increase in the underlying loss ratio in Homeowners associated with both the additional reinsurance purchased and the strong fourth quarter 2017 comparative underlying results.
The Specialty Property & Casualty Insurance segment reported net operating income of $48.5 million for the fourth quarter of 2018, compared to $14.3 million in 2017. Results increased primarily from strong Personal Automobile growth and profitability, partially offset by the impact of the amortization of the Infinity purchase accounting adjustments. On an as adjusted basis, the segment’s net operating income was $69.3 million in the fourth quarter of 2018, compared to $26.4 million in 2017. The segment’s underlying combined ratio improved 1.1 percentage points to 94.5 percent in the fourth quarter of 2018, primarily from an improvement in the underlying loss and LAE ratio in both Personal Automobile and Commercial Automobile, partially offset by an increase in the insurance expense ratio due to the amortization of the Infinity purchase accounting adjustments.
The Life & Health Insurance segment reported net operating income of $13.6 million for the fourth quarter of 2018, compared to $25.7 million in 2017, primarily driven by higher benefits costs, an increase in expenses and a reduction in investment income. The Benefits’ ratio was impacted by an increase in the frequency of claims in comparison to the fourth quarter of 2017. In terms of the expense increase, about $2 million of the expense increase is related to one-time items.  Most of the remaining increase in expense is tied to volume and non-run rate business investments that are expensed on as occurred basis.

Unaudited condensed consolidated statements of income for the three months and year ended December 31, 2018 and 2017 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts)	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Revenues:
Earned Premiums	$1,063.6	$605.9	$3,384.4	$2,350.0
Net Investment Income	91.3	82.6	340.9	327.2
Other Income	2.0	1.1	42.2	4.0
Loss from Change in Fair Value of Equity and Convertible Securities	(76.4)	—	(64.3)	—
Net Realized Gains on Sales of Investments	16.4	11.5	26.4	56.5
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(2.2)	(3.7)	(4.5)	(14.4)
Portion of Losses Recognized in Other Comprehensive Income	—	(0.1)	—	0.1
Net Impairment Losses Recognized in Earnings	(2.2)	(3.8)	(4.5)	(14.3)
Total Revenues	1,094.7	697.3	3,725.1	2,723.4
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	772.8	472.5	2,466.5	1,837.4
Insurance Expenses	273.2	159.1	900.5	644.3
Interest and Other Expenses	42.6	21.5	159.0	80.6
Total Expenses	1,088.6	653.1	3,526.0	2,562.3
Income from Continuing Operations before Income Taxes	6.1	44.2	199.1	161.1
Income Tax Expense	(1.1)	(8.3)	(10.7)	(41.2)
Income from Continuing Operations	5.0	35.9	188.4	119.9
Income from Discontinued Operations	1.5	1.0	1.7	1.0
Net Income	$6.5	$36.9	$190.1	$120.9

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.08	$0.69	$3.22	$2.32
Diluted	$0.08	$0.69	$3.19	$2.31

Net Income Per Unrestricted Share:
Basic	$0.10	$0.71	$3.25	$2.34
Diluted	$0.10	$0.71	$3.22	$2.33

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	64,748.2	51,456.3	58,149.4	51,345.6
Unrestricted Shares and Equivalent Shares - Diluted	65,448.8	51,870.8	58,751.9	51,577.9

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.96	$0.96

Unaudited business segment revenues for the three months and year ended December 31, 2018 and 2017 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
REVENUES:
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	$115.2	$106.5	$440.2	$422.8
Homeowners	63.6	65.2	250.1	264.8
Other Personal	10.0	10.5	40.4	42.7
Total Earned Premiums	188.8	182.2	730.7	730.3
Net Investment Income	14.0	13.0	61.8	58.9
Total Preferred Property & Casualty Insurance Revenues	202.8	195.2	792.5	789.2
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Personal Automobile	660.5	257.8	1,889.5	954.3
Commercial Automobile Insurance	57.3	12.9	137.9	51.4
Total Earned Premiums	717.8	270.7	2,027.4	1,005.7
Net Investment Income	22.6	9.4	63.4	39.2
Other Income	0.8	0.2	2.4	1.1
Total Specialty Property & Casualty Insurance Revenues	741.2	280.3	2,093.2	1,046.0
Life & Health Insurance:
Earned Premiums:
Life	94.1	94.1	378.4	379.7
Accident & Health	45.5	41.1	177.5	161.7
Property	17.4	17.8	70.4	72.6
Total Earned Premiums	157.0	153.0	626.3	614.0
Net Investment Income	51.7	58.3	210.9	223.2
Other Income	1.1	0.7	4.0	2.6
Total Life & Health Insurance Revenues	209.8	212.0	841.2	839.8
Total Segment Revenues	1,153.8	687.5	3,726.9	2,675.0
Loss from Change in Fair Value of Equity and Convertible Securities	(76.4)	—	(64.3)	—
Net Realized Gains on Sales of Investments	16.4	11.5	26.4	56.5
Net Impairment Losses Recognized in Earnings	(2.2)	(3.8)	(4.5)	(14.3)
Other	3.1	2.1	40.6	6.2
Total Revenues	$1,094.7	$697.3	$3,725.1	$2,723.4

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions) (Unaudited)

	Dec 31, 2018	Dec 31, 2017
Assets:
Investments:
Fixed Maturities at Fair Value	$6,424.2	$5,382.7
Equity Securities at Fair Value	684.4	526.0
Equity Securities at Modified Cost	41.5	—
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	187.0	161.0
Convertible Securities at Fair Value	31.5	—
Fair Value Option Investments	—	77.5
Short-term Investments at Cost which Approximates Fair Value	286.1	235.5
Other Investments	414.8	422.2
Total Investments	8,069.5	6,804.9
Cash	75.1	45.7
Receivables from Policyholders	1,007.1	366.0
Other Receivables	245.4	194.3
Deferred Policy Acquisition Costs	470.0	365.3
Goodwill	1,112.4	323.0
Current Income Tax Assets	38.9	6.1
Other Assets	526.5	270.9
Total Assets	$11,544.9	$8,376.2
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,558.7	$3,521.0
Property & Casualty	1,874.9	1,016.8
Total Insurance Reserves	5,433.6	4,537.8
Unearned Premiums	1,424.3	653.9
Deferred Income Tax Liabilities	26.2	14.8
Liabilities for Unrecognized Tax Benefits	4.4	8.1
Debt at Amortized Cost	909.0	592.3
Accrued Expenses and Other Liabilities	697.3	453.7
Total Liabilities	8,494.8	6,260.6
Shareholders’ Equity:
Common Stock	6.5	5.1
Paid-in Capital	1,666.3	673.1
Retained Earnings	1,355.5	1,243.0
Accumulated Other Comprehensive Income	21.8	194.4
Total Shareholders’ Equity	3,050.1	2,115.6
Total Liabilities and Shareholders’ Equity	$11,544.9	$8,376.2

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Results of Operations
Net Premiums Written	$184.7	$172.9	$748.8	$726.1

Earned Premiums	$188.8	$182.2	$730.7	$730.3
Net Investment Income	14.0	13.0	61.8	58.9
Total Revenues	202.8	195.2	792.5	789.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	120.8	112.4	459.4	460.3
Catastrophe Losses and LAE	21.4	51.6	87.3	173.5
Prior Years:
Non-catastrophe Losses and LAE	(3.0)	(0.2)	(0.1)	20.4
Catastrophe Losses and LAE	(0.8)	(0.6)	(8.2)	(4.7)
Total Incurred Losses and LAE	138.4	163.2	538.4	649.5
Insurance Expenses	57.8	51.3	225.5	217.8
Operating Income (Loss)	6.6	(19.3)	28.6	(78.1)
Income Tax Benefit (Expense)	(0.6)	7.6	(2.9)	32.7
Segment Net Operating Income	$6.0	$(11.7)	$25.7	$(45.4)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	64.0%	61.7%	62.9%	62.9%
Current Year Catastrophe Losses and LAE Ratio	11.3	28.3	11.9	23.8
Prior Years Non-catastrophe Losses and LAE Ratio	(1.6)	(0.1)	—	2.8
Prior Years Catastrophe Losses and LAE Ratio	(0.4)	(0.3)	(1.1)	(0.6)
Total Incurred Loss and LAE Ratio	73.3	89.6	73.7	88.9
Insurance Expense Ratio	30.6	28.2	30.9	29.8
Combined Ratio	103.9%	117.8%	104.6%	118.7%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	64.0%	61.7%	62.9%	62.9%
Insurance Expense Ratio	30.6	28.2	30.9	29.8
Underlying Combined Ratio	94.6%	89.9%	93.8%	92.7%

Non-GAAP Measure Reconciliation
Combined Ratio	103.9%	117.8%	104.6%	118.7%
Current Year Catastrophe Losses and LAE Ratio	11.3	28.3	11.9	23.8
Prior Years Non-catastrophe Losses and LAE Ratio	(1.6)	(0.1)	—	2.8
Prior Years Catastrophe Losses and LAE Ratio	(0.4)	(0.3)	(1.1)	(0.6)
Underlying Combined Ratio	94.6%	89.9%	93.8%	92.7%

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Results of Operations
Net Premiums Written	$674.7	$260.4	$2,067.4	$1,043.5

Earned Premiums	$717.8	$270.7	$2,027.4	$1,005.7
Net Investment Income	22.6	9.4	63.4	39.2
Other Income	0.8	0.2	2.4	1.1
Total Revenues	741.2	280.3	2,093.2	1,046.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	530.3	214.6	1,517.4	791.2
Catastrophe Losses and LAE	1.0	(0.8)	4.7	5.5
Prior Years:
Non-catastrophe Losses and LAE	—	1.7	2.0	4.1
Catastrophe Losses and LAE	—	—	(0.3)	(0.3)
Total Incurred Losses and LAE	531.3	215.5	1,523.8	800.5
Insurance Expenses	148.0	44.1	421.7	165.0
Other Expenses	0.4	—	2.1	—
Operating Income (Loss)	61.5	20.7	145.6	80.5
Income Tax Benefit (Expense)	(13.0)	(6.4)	(29.8)	(24.2)
Segment Net Operating Income	$48.5	$14.3	$115.8	$56.3

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	73.9%	79.3%	74.9%	78.7%
Current Year Catastrophe Losses and LAE Ratio	0.1	(0.3)	0.2	0.5
Prior Years Non-catastrophe Losses and LAE Ratio	—	0.6	0.1	0.4
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	74.0	79.6	75.2	79.6
Insurance Expense Ratio	20.6	16.3	20.8	16.4
Impact on Ratio from Write-off of Long-lived Asset	—	—	—	—
Combined Ratio	94.6%	95.9%	96.0%	96.0%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	73.9%	79.3%	74.9%	78.7%
Insurance Expense Ratio	20.6	16.3	20.8	16.4
Underlying Combined Ratio	94.5%	95.6%	95.7%	95.1%

Non-GAAP Measure Reconciliation
Combined Ratio	94.6%	95.9%	96.0%	96.0%
Current Year Catastrophe Losses and LAE Ratio	0.1	(0.3)	0.2	0.5
Prior Years Non-catastrophe Losses and LAE Ratio	—	0.6	0.1	0.4
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio	94.5%	95.6%	95.7%	95.1%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Results of Operations
Earned Premiums	$157.0	$153.0	$626.3	$614.0
Net Investment Income	51.7	58.3	210.9	223.2
Other Income	1.1	0.7	4.0	2.6
Total Revenues	209.8	212.0	841.2	839.8
Policyholders’ Benefits and Incurred Losses and LAE	103.1	93.8	404.2	387.4
Insurance Expenses	88.4	78.9	321.1	312.2
Operating Profit	18.3	39.3	115.9	140.2
Income Tax Expense	(4.7)	(13.6)	(24.4)	(48.3)
Segment Net Operating Income	$13.6	$25.7	$91.5	$91.9
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income
Adjusted Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from Income from Continuing Operations the after-tax impact of 1) loss from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income from Continuing Operations.
Kemper believes that Adjusted Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Loss from Change in Fair Value of Equity and Convertible Securities, Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction, Integration and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Income from Continuing Operations to Adjusted Consolidated Net Operating Income for the three months and year ended December 31, 2018 and 2017 is presented below.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Income (Loss) from Continuing Operations	$5.0	$35.9	$188.4	$119.9
Less Net Income (Loss) From:
Loss from Change in Fair Value of Equity and Convertible Securities	(60.4)	—	(50.8)	—
Net Realized Gains on Sales of Investments	13.0	7.4	20.9	36.7
Net Impairment Losses Recognized in Earnings	(1.8)	(2.5)	(3.6)	(9.3)
Acquisition Related Transaction, Integration and Other Costs	(5.7)	—	(36.5)	—
Adjusted Consolidated Net Operating Income	$59.9	$31.0	$258.4	$92.5
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Income from Continuing Operations Per Unrestricted Share to Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share for the three months and year ended December 31, 2018 and 2017 is presented below.

	Three Months Ended		Year Ended
(Unaudited)	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Diluted Income from Continuing Operations Per Unrestricted Share	$0.08	$0.69	$3.19	$2.31
Less Net Income (Loss) Per Unrestricted Share From:
Loss from Change in Fair Value of Equity and Convertible Securities	(0.92)	—	(0.86)	—
Net Realized Gains on Sales of Investments	0.20	0.14	0.35	0.71
Net Impairment Losses Recognized in Earnings	(0.02)	(0.05)	(0.06)	(0.18)
Acquisition Related Transaction and Integration Costs	(0.09)	—	(0.61)	—
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share	$0.91	$0.60	$4.37	$1.78
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at December 31, 2018 and December 31, 2017 is presented below.

(Dollars in Millions) (Unaudited)	Dec 31, 2018	Dec 31, 2017
Shareholders’ Equity	$3,050.1	$2,115.6
Net Unrealized Gains on Fixed Maturities	110.4	285.3
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$2,939.7	$1,830.3
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
As Adjusted for Acquisition
As Adjusted for Acquisition amounts are non-GAAP financial measures. For three months ended December 31, 2018, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. For the three months ended December 31, 2018, as adjusted amounts are computed by adding the historical results of Infinity reported on a GAAP basis to the comparable consolidated GAAP financial measure reported by Kemper. Per share amounts on an acquisition-adjusted basis for the three months ended December 31, 2017 are computed by adjusting the denominator used in the calculation of diluted net income per share by adding the number of shares issued by Kemper on July 2, 2018 in connection with the acquisition to the diluted weighted-average shares outstanding reported by Kemper on a GAAP basis for the three months ended December 31, 2017. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.
A reconciliation of the As Adjusted for Acquisition non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended December 31, 2018 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisition
Net Income	$6.5	$(20.5)	$27.0
Net Income Per Share - Diluted	$0.10	$(0.31)	$0.41
Specialty Property & Casualty Insurance Segment:
Segment Net Income	$48.5	$(20.8)	$69.3

A reconciliation of the As Adjusted for Acquisition non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended December 31, 2017 is presented below.

(Dollars in Millions) (Unaudited)	Kemper Historical GAAP Financial Measure	Infinity Historical GAAP Financial Measure	As Adjusted for Acquisition
Net Income	$36.9	$14.7	$51.6
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$270.7	$345.8	$616.5
Segment Net Income	$14.3	$12.1	$26.4
Non-standard Automobile:
Earned Premiums	$257.8	$307.2	$565.0
Commercial Vehicle:
Earned Premiums	$12.9	$38.6	$51.5
A computation of Diluted Net Income Per Share - As Adjusted for Acquisition for the three months ended December 31, 2017 is presented below.

(Dollars and Shares in Millions, Except Per Share Amounts) (Unaudited)	As Adjusted for Acquisition
Dollars in Millions
Net Income - As Adjusted for Acquisition	$51.6
Less Income from Continuing Operations Attributed to Participating Awards - As Reported	0.2
Diluted Net Income Attributed to Unrestricted Shares - As Adjusted for Acquisition	$51.4
Shares in Millions
Weighted-average Unrestricted Shares and Equivalent Shares Outstanding Assuming Dilution - As Reported	51.9
Shares Issued in Connection with Acquisition of Infinity	13.2
Weighted-average Unrestricted Shares and Equivalent Shares Outstanding Assuming Dilution - As Adjusted for Acquisition	65.1
In Dollars
Diluted Net Income Per Share - As Adjusted for Acquisition	$0.79
Conference Call
Kemper will discuss its fourth quarter 2018 results in a conference call on Monday, February 11, at 4:15 p.m. Eastern (3:15 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the fourth quarter of 2018, which is available at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With nearly $12 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Through our businesses, Kemper:

•	Offers insurance for auto, home, life, health and valuables

•	Services 6.3 million policies

•	Is represented by 30,000 agents and brokers

•	Employs over 8,100 associates dedicated to providing exceptional service

•	Is licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Cautionary Statements Regarding Forward-Looking Information

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are the possibility that the anticipated benefits and synergies from an acquisition may not be fully realized to the extent or within the time frame previously expected and other factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com